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                                                                     EXHIBIT 10k

               Outline of Duties, Responsibilities and Activities
                 Non-Executive Chairman of Rowan Companies, Inc.
                              Effective May 1, 2003

In addition to the duties, responsibilities and activities provided by the Corporate By Laws and Board Resolutions, the non-executive chairman is to be involved actively in the areas of:

         -        Corporate Governance

         -        Management Succession and Transition

         -        Business Development

         -        Investor Relations

         -        Government Relations

         -        Industry Affairs

Corporate Governance

In addition to Chairman of meetings of the Board of Directors and Stockholders, he will serve as

         Chairman - Executive Committee
         Director of:

                  Rowan Drilling UK Ltd. - London
                  British American Offshore Ltd. - London
                  RDC Marine, Inc.  (Corporate aviation)
                  Aberuchill Ltd. - Perthshire

         Ex-Officio Member - Pension Fund Committee

Management Succession & Transition

Provide advice and counsel, as requested by the Board of Directors and/or management

Business Development

         -        Focus primarily on eastern Canada, North Sea and Alaska

         -        Oversight corporate entertainment facilities

Investor Relations

         -        Provide advice and counsel upon request

Government Relations

         - Maintain contacts with certain elected officials and regulatory agencies

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Industry Affairs

Continue involvement with:

         -        American Bureau of Shipping (ABS) - Member and Council

         -        American Petroleum Institute (API) - Directors

         - National Petroleum Council (NPC) - Member and Chairman of Appointment Committee

         -        National Ocean Industries Association (NOIA) - past Chairman

         - International Association of Drilling Contractors (IADC) - past President

         - World Presidents Organization (WPO) - Houston Chapter and International member

Compensation and Benefits

As authorized by the Compensation Committee, to include

         - Vesting of all existing stock options and convertible debentures as of May 1, 2003

         - Compensation at the rate of $250,000/year, payable monthly beginning May 1, 2003

         -        Standard post retirement medical benefits w/Medicare primary

         -        Use of current office and administrative assistant/secretary

         - Additional compensation in accordance with that provided to non-employee directors

Other

         - Reasonable personal use of company personnel or facilities for non-business activities. The Company to be reimbursed at a rate approximating the incremental cash cost of such goods and services. Included in such personal use is the corporate aircraft on an "if available" basis. Reimbursement to be at the standard intra-company allocation rates (approximately
                  1.25 x fuel cost).

         - Reimbursement of all reasonable business related expenses, excluding club membership dues, subject to review and approval of the Board of Directors.